                                                                  Exhibit 10(b)
                      SUPPLEMENTAL RETIREMENT PROGRAM AMENDMENT
                      _________________________________________

          Pursuant to Paragraph (2) (Amendment and Termination) of Article VIII (Miscellaneous) of the Supplemental Retirement Program for Management Profit-Sharing Associates of J. C. Penney Company, Inc. ("SRP"), the SRP shall be amended effective July 14, 1999 to revise Paragraph (11) of
     Article VIII in its entirety and to add a new Paragraph (12) to Article VIII to read as follows:

          (11)     Change of Control:  Solely for the purposes of this Paragraph
                   _________________
     (11), the term Eligible Management Associate shall include all active associates who upon their retirement would qualify as an Eligible Management Associate as of the date of a "Change of Control" (as hereinafter defined).

          Upon a Change of Control, assets of the Company in an amount sufficient to pay benefits that have accrued under the Plan up to that date shall immediately be transferred to a grantor trust to be established by the Company for the purpose of paying benefits hereunder. Each Eligible Management Associate's vested benefits shall thereafter be paid to him from such trust in accordance with the terms of the Plan; provided that at the time of such Change of Control, the Eligible Management Associate may make an irrevocable election to have his Plan benefits paid in a single-sum immediately upon the later of (i) the date of the Change of Control, or
     (ii) the Eligible Management Associate's retirement date; in which event his benefits shall be reduced by 10% as a penalty for early payment. The amount transferred to the grantor trust shall include the amount necessary to pay benefits for Eligible Management Associates who have not yet retired, determined as if they retired on the date of the Change of Control. On each anniversary date of the date of a Change of Control, the Company shall transfer to the grantor trust an amount necessary to pay all benefits that have accrued under the plan during the preceding twelve months.

          For purposes of this paragraph (11), a Change of Control shall be deemed to have occurred if the event set forth in any one of the following subparagraphs shall have occurred:

          (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (b) during any period of two consecutive calendar years, the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the Company: individuals, who on July 14, 1999 constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on July 14, 1999 or whose appointment, election or nomination for election was previously so approved or recommended; or

          (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected solely to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated a sale or disposition by the Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company's consolidated assets, other than any such sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale or disposition; or

          (e) the execution of a binding agreement that if consummated would result in a Change of Control of a type specified in subparagraphs (a) or
     (c) above (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change of Control of a type specified in subparagraph (d) above (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Company of a plan of complete liquidation or dissolution of the Company that, if consummated, would result in a Change of Control of a type specified in subparagraph (d) above (a "Plan of Liquidation"), provided, however, that a Change of Control of the type specified in this subparagraph (e) shall not be deemed to exist or have occurred as a result of the execution of such Acquisition Agreement or Asset Sale Agreement, or the adoption of such a Plan of Liquidation, from and after the Abandonment Date. As used in this subparagraph (e), the term "Abandonment Date" shall mean the date on which
     (i) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation is terminated (pursuant to its terms or otherwise) without having been consummated, (ii) the parties to an Acquisition Agreement or Asset Sale

     Agreement abandon the transactions contemplated thereby, (iii) the Company abandons a Plan of Liquidation, or (iv) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Company that it will not approve an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal; or

          (f) the Board adopts a resolution to the effect that, for purposes of this Plan, a Change of Control has occurred.

          Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity (i) which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, (ii) which is intended to reflect or track the value or performance of a particular division, business segment or subsidiary of the Company, or (iii) which is an affiliated company, subsidiary, or spin-off entity owned by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company on the date of such spin-off.

          As used in connection with the foregoing definition of Change of Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 50% of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
     (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (12)     Separation Allowance Program:  If an Eligible Management
                   ____________________________
     Associate becomes entitled to Severance Pay under the J. C. Penney Company, Inc. 1999 Separation Allowance Program for Profit-Sharing Management Associates ("SAP") or if this Plan is terminated within five years after a Change of Control (as defined in Paragraph (11) above) and, at that time, in either case, is age 45 or older with at least five years of Credited Service, he also shall become entitled to the same Plan benefits

     (as adjusted by this Paragraph (12) he would have become vested in under Article VIII, Paragraph (2) of this Plan as if this Plan had been terminated on the day before his Employment Termination (within the meaning of the SAP). In calculating such Plan benefit, an Eligible Management Associate

          (a) shall receive credit for an additional five years of Credited Service (provided that total Credited Service under the Plan does not exceed 40 years) and

          (b) shall, if age 55 or less, be deemed to be five years older than his actual age, or if age 56 to 59 be deemed to be age 60, and

          (c) shall have his Severance Pay counted as Compensation under this Plan as if paid in monthly installments commencing with his Employment Termination (within the meaning of the SAP),

     provided that, for purposes of clause (ii) of Subparagraph (b) of Paragraph
     (1) of Article IV of this Plan, the single life, no-death-benefit annuity equivalent shall not exceed the equivalent determined by ascribing to the Common Stock of the Company, as of the Valuation Date, a value equal to the average of the mean of the high and low sales prices (as reported in the composite transaction table covering transactions of New York Stock Exchange-listed securities) for each trading day in the two calendar quarters immediately preceding the calendar quarter in which a Change of Control (as defined in Paragraph (11) above) occurs, and the amount payable under this Plan at age 60 assuming such Eligible Management Associate remained in employment up to such age at a Compensation level equal to that of the calendar year immediately preceding his Employment Termination (within the meaning of the SAP).